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                                                                   EXHIBIT 10.20
                        FIFTH AMENDMENT TO LOAN AGREEMENT

      THIS FIFTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of the 31st day of August, 2005, by and among UNIVERSAL TRUCKLOAD SERVICES, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 (the "Borrower"), UNIVERSAL AM-CAN, LTD., a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Universal"), THE MASON AND DIXON LINES, INCORPORATED, a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Dixon"), MASON DIXON INTERMODAL, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Intermodal"), ECONOMY TRANSPORT, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Economy"), LOUISIANA TRANSPORTATION, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Louisiana"), GREAT AMERICAN LINES, INC., a corporation organized and existing under the laws of Pennsylvania with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Great American Lines"), GREAT AMERICAN LOGISTICS, INC., a corporation organized and existing under the laws of Florida with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Great American Logistics"), (Universal, Mason Dixon, Mason Intermodal, Economy, Louisiana, Great American Lines and Great American Logistics, each a "Prior Co-Borrower" sometimes herein collectively referred to as "Prior Co-Borrowers," and Universal and Mason-Dixon each a "Co-Borrower" and sometimes collectively referred to as "Co-Borrowers"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with its principal place of business at 165 Madison Avenue, Memphis, Tennessee 38103 ("Bank").

                                Recitals of Fact

      Pursuant to the terms and provisions of that certain Loan Agreement ("Loan Agreement"), bearing date of the 31st day of December, 2001, among Borrower, Mason Dixon, Universal and the Bank, as amended by First Amendment to Loan Agreement dated May 11, 2004, among Borrower, Mason Dixon, Universal and Mason Intermodal, as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Mason Dixon, Universal, Mason Intermodal, Economy and Louisiana, as amended by Third Amendment to Loan Agreement dated August 12, 2004 among Borrower and Prior Co-Borrowers, and as amended by Fourth Amendment to Loan Agreement dated December 27, 2004, among Borrower and Prior Co-Borrowers. Borrower and Prior Co-Borrowers have now requested that Mason Intermodal, Economy, Louisiana, Great American Lines, and Great American Logistics no longer be borrowers under the Loan Agreement, and that the Committed Amount be reduced from Forty Million Dollars ($40,000,000.00) to Twenty Million Dollars ($20,000,000.00); and, as a result thereof, it is necessary to amend the Loan Agreement.

      NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

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                                   Agreements

      1. Section One of the Loan Agreement is hereby amended by amending the definitions of "Loan Agreement", "Note," and "Security Agreement" as follows:

            "Loan Agreement" means this Loan Agreement between the Borrower, Universal, Mason Dixon and the Bank dated December 31, 2001, as amended by the First Amendment to Loan Agreement dated May 11, 2004, between Borrower, Universal, Mason Intermodal, Mason Dixon and the Bank, as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Universal, Mason Dixon, Mason Intermodal, Economy, Louisiana and Bank, as amended by Third Amendment to Loan Agreement dated August 12, 2004, among Borrower, Universal, Mason Intermodal, Mason Dixon, Economy, Louisiana, Great American Lines and Great American Logistics, as amended by Fourth Amendment to Loan Agreement dated December 27, 2004, among Borrower, Universal, Mason Intermodal, Mason Dixon, Economy, Louisiana, Great American Lines and Great American Logistics, as amended by Fifth Amendment to Loan Agreement dated August 31, 2005, among Borrower, Co-Borrowers, and Bank.

            "Note" means the promissory note of the Borrower, Mason Dixon and Universal dated December 31, 2001, in the principal amount of Twenty Million Dollars ($20,000,000.00), payable to the order of the Bank, as amended by Amended and Restated Promissory Note of Borrower, Mason Dixon, Mason Intermodal and Universal dated May 11, 2004, in the principal amount of Twenty Million Dollars ($20,000,000.00), as amended by the Second Amended and Restated Promissory Note of Borrower, Mason Dixon, Universal, Mason Intermodal, Economy and Louisiana dated June 29, 2004, in the principal amount of Forty Million Dollars ($40,000,000.00), as amended by Third Amended and Restated Promissory Note of Borrower, Mason Dixon, Mason Intermodal, Universal, Economy, Louisiana, Great American Lines and Great American Logistics, dated August 12, 2004, in the principal sum of Forty Million Dollars ($40,000,000.00), and as amended by Fourth Amended and Restated Promissory Note of Borrower and Universal and Mason Dixon, dated August 31, 2005, in the principal sum of Twenty Million Dollars ($20,000.000.00), which evidences the Loan, as such note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the Loan in whole or in part.

            "Security Agreement" shall mean the Universal Security Agreement and the Mason Dixon Security Agreement.

      2. (a) Sections 2.1 and 2.3 of the Loan Agreement are amended to read as follows:

            2.1 The Commitment. Subject to the terms and conditions herein set out, the Bank agrees and commits, from time to time, from the Closing Date until the Termination Date, to make loan advances to the Borrower, and/or any Co-Borrower, and to issue letters of credit, all in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of
      (a) Twenty Million Dollars ($20,000,000.00); or (b) the Borrower's Borrowing Base, as defined in Section One.

            2.3 The Note and Interest. (a) All advances with respect to the Loan shall be evidenced by a promissory note of the Borrower and Co-Borrowers, payable to the order of the Bank in the principal amount of Twenty Million Dollars ($20,000,000.00), in form substantially the same as the copy of the Note attached hereto as EXHIBIT "B." The entire principal amount of the Loan shall be due and payable on the Termination Date. The unpaid principal balances of the Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances (calculated on the basis of a year of 360 days) at a rate per annum as specified in the Note. Said interest shall be payable monthly on the first (1st) day of each month after the Closing Date, with the final installment of interest being due and payable on the Termination Date, or on such earlier date as the Loan shall become due and payable.

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      (b) In the event that the Bank should at any time agree to increase the
Committed Amount, the Borrower and Co-Borrowers will either execute a new note for the amount of such increase, or a new note fore the aggregate increased Committed Amount; and in either event, the term "Note," as used herein, shall be deemed to mean and include such new note, as the circumstances shall require.

      3. Section 6.8 of the Loan Agreement is hereby amended to read as follows:

            6.8 Financial Covenants. Maintain the following financial status as of the end of each fiscal quarter of the Borrower as hereinafter set forth, on a consolidated basis with all subsidiaries, and each defined term used in this Section 6.8, or incorporated or used in the calculations herein required of any defined term, shall be determined on a consolidated basis of Borrower, and all subsidiaries:

                  (i) As of the fiscal quarter ending March 31, 2005 and as of the end of each fiscal quarter thereafter, a Tangible Net Worth of not less than Twenty Million Dollars ($20,000,000.00).

                  (ii) As of the fiscal quarter ending March 31, 2005 and as of the end of each fiscal quarter thereafter, a ratio of total liabilities to Tangible Net Worth of no more than 2.0 to 1.0.

      4. A Section 8.4 is hereby added to read as follows

            8.4 Financial Covenants. Borrower will maintain the financial status described in Section 6.8, and each Co-Borrower will maintain the following financial status:

                  (i) Universal will maintain at all times a Tangible Net Worth no less than Three Million Five Hundred Thousand Dollars ($3,500,000.00).

                  (ii) Mason Dixon will maintain at all times a Tangible Net
            Worth no less than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

      5. The Loan Agreement is further modified and amended by the deletion of the prior EXHIBIT "B" and the addition of a new EXHIBIT "B," in form and substance substantially the same as EXHIBIT "B" attached to this Amendment.

      6. All references to "Co-Borrowers" or any "Co-Borrower" shall mean Universal or Mason Dixon.

      7. All references to the "Mason Intermodal Security Agreement," the "Economy Security Agreement," the "Louisiana Security Agreement," the "Great American Lines Security Agreement," and the "Great American Logistics Security Agreement" are deleted in their entirety.

      8. All terms and provisions of the Loan Agreement which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Loan Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

      9. All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

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      IN WITNESS WHEREOF, the Borrower, Co-Borrowers and the Bank have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

                                  CO-BORROWERS

UNIVERSAL AM-CAN, LTD.,                         LOUISIANA TRANSPORTATION, INC.,
a Delaware corporation                          a Michigan corporation

By:     /s/ D. B. Cochran                       By:     /s/ Michael L. Whitaker
        -------------------                             -----------------------
Title:  President                               Title:  President

THE MASON AND DIXON LINES, INCORPORATED,        GREAT AMERICAN LINES, INC.,
a Delaware corporation                          a Pennsylvania corporation

By:     /s/ Leo Blumenauer                      By:     /s/ William Knoebel Jr.
        -------------------                             -----------------------
Title:  President                               Title:  President

MASON DIXON INTERMODAL, INC.,                   GREAT AMERICAN LOGISTICS,
a Michigan corporation                          a Florida corporation

By:     /s/ J. H. Rubino                        By:     /s/ William Knoebel Jr.
        -------------------                             -----------------------
Title:  President                               Title:  President

ECONOMY TRANSPORT, INC.,
a Michigan corporation

By:     /s/ J. E. McManus
        ------------------
Title:  President

          BORROWER                                          BANK

UNIVERSAL TRUCKLOAD SERVICES, INC.,             FIRST TENNESSEE BANK NATIONAL
a Michigan corporation                          ASSOCIATION

By:     /s/ D. B. Cochran                       By:     /s/ Gavin Turner
        -------------------                             -----------------------
Title:  President and CEO                       Title:  Loan Officer

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